EXHIBIT 23(q)(ii)

                                POWER OF ATTORNEY

                  The undersigned Trustees of FundVantage Trust (the "Trust") hereby appoint Joel Weiss, President and CEO of the Trust as attorney-in-fact and agent, in all capacities, to execute and to file any and all amendments to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, covering the registration of the Trust as an investment company and the sale of shares of the series of the Trust, also including all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, including applications for exemptive order rulings. The undersigned grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                  The undersigned Trustees hereby execute this Power of Attorney as of this 6th day of August 2008.


NAME                                                     TITLE


/s/ Donald J. Puglisi                                    Trustee
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Donald J. Puglisi


/s/ Timothy G. Shack                                     Trustee
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Timothy G. Shack